Exhibit 21

Sears  Credit  Account  Master  Trust  I

Group  1  Monthly  Certificateholders'  Statement

Distribution Date:  May 15, 1996           Due Period Ending:
April, 1996


Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of November 18,1992 by and among Sears Roebuck and Co.,
Sears Receivables Financing Group, Inc. and First Trust of
Illinois,
National Associaton,as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:


A.Payments to Group 1 Investors this Due Period (per $1,000 of
Original
  Invested Principal)
         Group 1                 Total        Interest
 Principal

         Series   0          $43.100694450   $1.434027780
$0.000000000


B.Trust Performance

  1. Principal Receivables at the end of the Due Period

     (a) Total Master Trust

         Investor Interest
$249,999,999.94
         Seller Interest
1,019,857,570.25

- -----------
         TOTAL  MASTER  TRUST
$1,269,857,570.19

     (b) Investor Interest by Groups

         Group    1
$249,999,999.94

- -----------
         TOTAL  INVESTOR  INTEREST  BY  GROUPS
$249,999,999.94
                           0
     (c) Group 1 Investor Interest

         Series   1
$249,999,999.94

- -----------
         TOTAL  GROUP  1  INVESTOR  INTEREST
$249,999,999.94


  2. Invested Amounts

     (a) Invested Amount by Groups

         Group    1
$249,999,999.94

- -----------
         TOTAL  INVESTED  AMOUNT  BY  GROUPS
$249,999,999.94

     (b) Group 1 Invested Amount

         Series   1
$249,999,999.94

- -----------
         TOTAL  GROUP  1  INVESTED  AMOUNT
$249,999,999.94


  3. Allocation of Receivables Collected During the Due Period

                                           Finance Charge
Principal
     (a) Allocation of Collections by Group   Collections
Collections

         Group    1                        $20,743,053.36
$71,815,788.69
                                              -----------
- -----------
         TOTAL  ALLOCATION  BY  GROUPS     $20,743,053.36
$71,815,788.69


     (b) Group 1 Allocations by Series to Investor and Seller

         Investor Allocation
               Series 1                    $16,182,970.76
$56,028,048.92
                                              -----------
- -----------
                                           $16,182,970.76
$56,028,048.92

         Seller Allocation                  $4,560,082.60
$15,787,739.77
                                              -----------
- -----------
         TOTAL GROUP 1 ALLOCATIONS         $20,743,053.36
$71,815,788.69


  4. Information Concerning the Series Principal Funding Account
("SPFA")

                             Deposits into
                             the SPFA This
         Group 1              Due Period   Total Deposits
Investment Income

         Series   1               N/A            N/A
N/A
                               -----------    -----------
- -----------
         TOTAL  GROUP  1             $0.00          $0.00
     $0.00

         * No Series has a Deficit Accumulation Amount.


  5. Information Concerning the Series Interest Funding Account
("SIFA")

                                            Deposits into
                                              the SIFA
         Group 1                           This Due Period    Total
Deposits

         Series   1                              NA
N/A
                                              -----------
- -----------
         TOTAL  GROUP  1                            $0.00
     $0.00


  6. Information Concerning Amount of Controlled Amortization
Payments


Total
                                             Amount Paid
Payments Through
         Group 1                           This Due Period    This
Due Period

         Series   1                        $41,666,666.67
$750,000,000.06
                                              -----------
- -----------
         TOTAL  GROUP  1                            $0.00
     $0.00


  7. Pool Factors

         Group 1                           This Due Period

         Series   1                              0.250000
                                              -----------
         TOTAL  GROUP  1                         0.250000


  8. Investor Charged-Off Amount

Cumulative

Investor Charge-
                                           This Due Period      Off
Amount
         Group 1

         Series   1                         $1,123,152.61
$1,123,152.61
                                              -----------
- -----------
         TOTAL  GROUP  1                    $1,123,152.61
$1,123,152.61


  9. Investor Losses This Due Period
                                                              per
$1,000 of

Original Invested
         Group 1                                Total
Principal

         Series   1                                 $0.00
     $0.00
                                              -----------
- -----------
         TOTAL  GROUP  1                            $0.00
     $0.00


  10.Reimbursement of Investor Losses This Due Period

       - not applicable since no Series experienced an Investor
Loss.


  11.Aggregate Amount of Unreimbursed Investor Losses

       - not applicable since no Series experienced an Investor
Loss.


  12.Investor Monthly Servicing Fee Payable this Due Period

         Group 1

         Series   1
$486,111.11

- -----------
         TOTAL  GROUP  1
$486,111.11


  13.Available Subordinated Amount at the end of the Due Period

as a

percentage of
         Group 1                                Total
Invested Amount

         Series   1                        $85,000,000.00
     34.00%


  14.Investor Excess Spread Analysis

                                                  $
     % (1)
                                              -----------
- -----------
  Allocated Yield (2)                      $16,182,970.76
     66.58%

  Less:
    Certificate Interest (3)                $1,434,027.78
      5.90%
    Servicing Fees (4)                        $486,111.11
      2.00%
    Allocated Charge-Offs (5)               $1,123,152.61
      4.62%
                                              -----------
- -----------
  Subtotal                                  $3,043,291.50
     12.52%

  Excess Spread                            $13,139,679.26
     54.06%

     (1) Annualized percentage of the Invested Amount at the beginning of the related Due Period.
     (2)    See Section B3(b) above
     (3)    See Section A above
     (4)    See Section B12 above
     (5)    See Section B8 above

  Note: Payment rate (aggregate collections/beg. receivables balance) for the related Due Period:
      7.11%

  15.Summary Delinquency Aging Information

     The aging of delinquent receivables is summarized
     as follows (1):
                                           April, 1996
         Delinquencies as a % of balances
            60 - 89 days past due..........          1.44%
            90 - 119 days past due.........          1.01%
            120 days or more past due......          1.83%
         Total Delinquencies                         4.28%


     (1) An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of the end of each month are divided by balances at the beginning of each such month.

                    FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION as Trustee

                    By:  /S/G.M.Carroll
                    Title: Vice President